UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2020

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38167 (Commission File Number)	81-2402421 (IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)

 (404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2020, American Virtual Cloud Technologies, Inc. (“AVCT”) entered into a Purchase Agreement (the “Purchase Agreement”) with Ribbon Communications, Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), pursuant to which AVCT has agreed to purchase the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications business) (the “Business”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

Under the terms of the Purchase Agreement, AVCT has agreed to issue to Ribbon 13.0 million shares of AVCT’s common stock (the “Issued Shares”), subject to certain adjustments, as consideration for the Transaction (the “Purchase Price”).

Pursuant to the terms of the Purchase Agreement, AVCT is required to complete an equity offering (the “Equity Offering”) prior to, or simultaneously with, the closing of the Transaction (the “Closing”), and in the event AVCT is successful in raising at least $100.0 million in the Equity Offering, AVCT will sell additional securities in the Equity Offering resulting in proceeds in an amount up to the value of 20% of the Issued Shares being issued to Ribbon, with the value of each Issued Share being equal to (i) the value of the AVCT common stock or other securities convertible into a share of AVCT common stock that is being sold in the Equity Offering, or (ii) in the event another form of securities is being offered in the Equity Offering, or if the Equity Offering is consummated more than five days prior to the Closing, the volume weighted average price of AVCT common stock for the ten trading days immediately prior to the Closing (the equivalent shares sold, “Sold Shares”). AVCT will deliver to Ribbon, as part of the Purchase Price, the gross proceeds from the sale of additional securities in the Equity Offering in excess of $100.0 million, in lieu of the Sold Shares at the Closing. In the event that AVCT’s Pro Forma Total Enterprise Value (as defined in the Purchase Agreement), after taking into account the Equity Offering proceeds, would be below $275.0 million, AVCT and Ribbon have agreed to negotiate a potential change in the number of Issued Shares. If an agreement cannot be reached on any change in the number of Issued Shares, AVCT will not proceed with the Equity Offering.

The obligations of each of the Ribbon Parties and AVCT are subject to specified conditions, including, among other matters: (i) the approval by AVCT’s shareholders of the issuance to Ribbon of the Issued Shares (the “Share Issuance”), (ii) the successful completion of the Equity Offering, and (iii) the absence of any injunctions being entered into or law being adopted that would make the Transaction illegal.

The Purchase Agreement contains customary representations and warranties from the Ribbon Parties and AVCT. It also contains customary covenants, including (i) covenants providing for each of the parties to use its commercially reasonable efforts to cause the Transaction to be consummated, and for each of the Sellers and AVCT to carry on their respective businesses in the ordinary course of business consistent with past practice during the period between the execution of the Purchase Agreement and the Closing, (ii) non-competition and non-solicitation of employee covenants applicable to Ribbon for a period of three years following the Closing and (iii) non-solicitation of employee covenants applicable to AVCT for a period of three years following the Closing. The Sellers have also agreed not to initiate, solicit, knowingly encourage the submission of any proposal or offer relating to alternate transactions or, engage in any discussions or negotiations with respect to alternate transactions regarding the Business, during the period between the execution of the Purchase Agreement and the Closing.  AVCT is required to seek stockholder approval of the issuance of the Issued Shares pursuant to Nasdaq listing rules.

The Purchase Agreement contains termination rights for each of the Sellers and AVCT, including, without limitation, in the event that (i) the Transaction is made illegal or any governmental entity issues a non-appealable final order permanently enjoining the Transaction; (ii) the Transaction is not consummated by December 4, 2020; or (iii) the other party breaches its representations, warranties or covenants under the Purchase Agreement which would give rise to the failure of a closing condition and such breach is not cured with 30-days of receipt of written notice of such breach.

The Purchase Agreement provides that AVCT will be obligated to pay Ribbon a termination fee of $1.0 million if the Purchase Agreement is terminated under certain circumstances at a time when the Equity Offering has not been completed.

The Purchase Agreement contemplates that Ribbon and AVCT will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) at the Closing pursuant to which Ribbon will receive customary registration rights with respect to the Issued Shares. In addition, under the Investor Rights Agreement, so long as Ribbon holds at least 25% of the shares of AVCT common stock issued to Ribbon at Closing, Ribbon will have the right to nominate one director to the AVCT board of directors. The Investor Rights Agreement also provides that each of Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC (each, a “Significant Stockholder”) will agree to support AVCT’s obligation to nominate and have elected Ribbon’s director nominee.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Simultaneously with the execution of the Purchase Agreement, the Ribbon Parties entered into voting agreements (the “Voting Agreements”) with each Significant Stockholder. The Significant Stockholders hold in the aggregate approximately 70% of AVCT’s outstanding shares. Pursuant to the Voting Agreements, each Significant Stockholder has agreed, with respect to all of the voting securities of AVCT that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Share Issuance. The Voting Agreements will terminate on the date the Purchase Agreement is terminated in accordance with its terms or upon the consummation of the Transaction.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1	Purchase Agreement, dated August 5, 2020, by and among American Virtual Cloud Technologies, Inc., Ribbon Communications Inc., Ribbon Communications Operating Company, Inc. and Ribbon Communications International Limited.

10.1

Voting Agreement, dated August 5, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Pensare Sponsor Group, LLC.

10.2

Voting Agreement, dated August 5, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Stratos Management Systems Holdings, LLC.

Additional Information

A full description of the terms of the proposed Transaction will be provided in a proxy statement for the stockholders of AVCT (the “Proxy Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). AVCT URGES INVESTORS, STOCKHOLDERS AND OTHER INTERESTED PERSONS TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT AVCT, THE BUSINESS AND THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to stockholders of AVCT as of a record date to be established for voting on the proposed Transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement (when available), without charge, by directing a request to: American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

AVCT and its directors and executive officers may be considered participants in the solicitation of proxies by AVCT in connection with the proposed Transaction. Information about the directors and executive officers of AVCT is set forth in its Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which was filed with the SEC on June 29, 2020, and in its Current Reports on Form 8-K filed on May 14, 2020 and July 7, 2020, and will be set forth in its proxy statement, which will be filed with the SEC when it becomes available. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Non-Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Important Information Regarding Forward-Looking Statements

This document may contain forward-looking statements concerning AVCT and/or the Ribbon Parties, the Business, the proposed Transaction and other matters.  These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of AVCT, as well as assumptions made by, and information currently available to, management.  Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “seek,” “see,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” “target” or similar words, phrases or expressions, and include statements regarding the Transaction and related obligations, including the required equity offering. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control, such as statements about the consummation of the proposed Transaction.

Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to consummate the proposed Transaction; failure to make or take any filing or other action required to consummate the proposed Transaction in a timely matter or at all; failure to obtain shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed Transaction; risks that the businesses will not be integrated successfully; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed Transaction and disruptions from the proposed Transaction that could harm AVCT’s business; ability to retain key personnel; the potential impact of announcement or consummation of the proposed Transaction on relationships with third parties, including customers, employees and competitors; and conditions in the capital markets. The foregoing list of factors is not exhaustive.  Forward-looking statements involve risks and uncertainties (some of which are significant or beyond AVCT’s control) and assumptions that could cause actual results to differ materially from their respective historical experience and present expectations or projections.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect AVCT’s business, including those described in AVCT’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the other documents filed by AVCT from time to time with the SEC.  AVCT cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof.  AVCT does not undertake any obligation to publicly update or revise any of forward-looking statements after the date they are made, whether as a result of any changes in circumstances or new information, future events or otherwise, except to the extent required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES

By:	/s/ Thomas H. King
Name: Thomas H. King Title: Chief Financial Officer

Date: August 11, 2020

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